biotricity™

CEO Letter to Shareholders

December 2021



biotricity™

CEO Letter to Shareholders

December 2021

Dear Biotricity Shareholder:

First, I want to thank all of you that have invested in Biotricity as well as those who continue to monitor our progress. A number of exciting events have occurred this year, most recently our successful uplisting to the Nasdaq Capital Market. For those of you who did not get a chance to stay in touch with our progress, I wanted to reach out to provide an update.

I will first discuss the current state of cardiac health care in the US, and our vision for how we plan to lead, disrupt and eventually dominate the mobile cardiac diagnostic and disease management marketplace. After that, I will cover our addressable markets, products roadmap, competitive advantages, growth strategy, and goals for 2022.

Biotricity: Disrupting Conventional Cardiac Care

In the U.S. and much of the world, cardiac disease is the leading cause of mortality. Cardiac diagnostics is often only the beginning of a lifelong journey for cardiac patients. Our vision is to hold an individual's hand throughout that journey beginning with cardiac diagnostics, monitoring and lifestyle management. For those with moderate or severe heart disease, this may include requiring real-time sophisticated cardiac monitoring, diagnostics, and disease, lifestyle, behavioral management and analysis.

Today, cardiac care is disjointed and lacks an integrated set of solutions that deliver complete care efficiently and cost-effectively. The entire model is outdated, clinic-based, and fails to produce technological innovation for the delivery of services. The conventional model relies on patients reporting cardiac symptoms, being diagnosed in the clinic, and perhaps wearing a cardiac monitoring device that records basic data for download at the cardiologist's office. **We are disrupting this model**.

We are also strategically expanding our product portfolio to range from devices that monitor vital signs, to remote wireless, highly sophisticated diagnostic devices whose data can be flagged and interpreted in real-time by specially trained nurses. This data can stand alone, but we will also be providing even more value with our Biosphere integrated platform technology.

Biotricity began with a focus on cardiac diagnostics, and we are solidifying our market position with a portfolio of powerful diagnostic devices all of which are integrated into our Biosphere. Biotricity's Biosphere technology creates a far more accurate and predictive diagnosis than stand-alone data by incorporating artificial intelligence (AI) into our cloud-based eco-system of solutions. In this way, Biosphere synergistically delivers a cohesive view of an individual's health.


bioheart
biokit
biosphere
bioflux
biocare

To produce a paradigm shift in the cardiac care marketplace, we are connecting our doctors in our telehealth platform to create the largest virtual cardiac clinic. We are combining AI with data for insights and predictive capabilities, to create superior analytics for better and faster delivery of care.

203 Redwood Shores Pkwy, Ste 600 | Redwood City, CA 94065 | USA
1.800.590.4155 | investors@biotricity.com | www.biotricity.com

In so doing, we will have combined telehealth, AI, automation, remote patient monitoring and diagnostics, disease and lifestyle management, and behavioral health analysis into one eco-system delivered to individuals for a single moment, different moments in time, or throughout their entire cardiac health journey.

All of the key components of our vision – our next-generation devices – are not on the whiteboard; they are already in development, final development, beta or pilot-testing stages. We plan to roll out all of these major components of our virtual cardiac clinic in 2022. Biotricity is well capitalized to execute on its plans, and you should expect great things from our company next year.

Biotricity's Enviably Massive Addressable Markets

According to the World Health Organization, Cardiovascular diseases are the leading cause of death globally, taking an estimated 17.9 million lives each year.

We are determined to reduce that number in a meaningful way, as our growing success addresses a heart rate monitoring devices market of $12.4 billion globally that analysts project reaching $17.1 billion in 2026. As a company, our focus is on expanding our total addressable market (TAM) by executing on our product portfolio. This will increase our TAM from $1.7 for cardiac devices to $55.9 Billion for Telemedicine and care management.

Suffice to say, we have an enourmous opportunity ahead, I believe these forecasts are low and do not yet factor in our technology's superior capabilities and industry & patient health, wellness, and lower-cost benefits.

Biotricity Product Roadmap



Bioflux® is a high-precision, single-unit mobile cardiac telemetry (MCT) device that provides real-time monitoring and transmission of ambulatory patients' ECG information.

Biotres is a three-lead patch solution for real-time and passive arrhythmia monitoring designed for patients who are at risk for, or diagnosed with, certain cardiac issues. It can operate as a Holter, Event Loop, and potentially as a wireless patch in conjunction with Bioflux for MCT. Biotres has been filed with the FDA and is pending approval.

Biocare® Telemed is a virtual clinic platform with secure HIPAA-compliant technology that enables clinicians to provide outstanding patient care remotely, ensuring their at-risk patients and those needing remote cardiac monitoring do not have to leave the safety and comfort of their home. Today, the Biocare app is used by our customer clinics to service their patients. Going forward, it will become a virtual cardiac clinic where individuals looking for a cardiologist will be able to access our network of cardiologists. To achieve this, we are currently interconnecting our customer clinics to create one large virtual cardiac clinic, which we expect to launch in the second half of 2022. This will enable individuals looking for a cardiologist to access one that uses the Biotricity eco-system of diagnostics and disease management technology.

Biokit is a personal medical device kit, a bundled home-use set comprised of a digital thermometer, a pulse oximeter, and a blood pressure cuff. It is FDA cleared, wireless capable and readily integrates into the Biotricity eco-system. Introduced in September, it is slated for a 1Q-22 launch. With Bioflux and Biokit combined, we will soon offer a comprehensive cardiac diagnostics and management product line for effective, accurate and economic long-term disease management.

biotricity™

Bioheart is for consumers seeking self-management of pre-diagnosis heart health, wellness and preventative care. Consumers can share data with their physicians if they choose. Following strong sales during its pre-release period, we launched Bioheart earlier this month – ahead of schedule – and plan to ramp up its marketing campaign throughout 2022.

Biotricity: Strong Competitive Advantages

At our core, we're a technology company and, unlike most companies in our sector, we build everything ourselves from hardware to software. We build our proprietary technology with a vision toward scalability, simplicity of technological upgrade, and cross-platform potential that could integrate with other indications or diseases.

MOST OF OUR BUSINESS IS RECURRING SERVICE REVENUE

Most of our business is recurring service revenue, where customers pay us on usage, generated by our solutions and back office eco-system and software. We manage the business prudently, as is visible with how well it already scales at a relatively low volume of sales. Our sales revenue rises in leaps and bounds while our operating expenses increase at a far slower rate.

Before we decide to develop a product, we ensure it will meet various insurance or Medicare requirements for reimbursement with simple codes. Also, we follow an in-sourced business model for our devices, selling our solutions directly to clinics, hospitals and physicians for them to provide it directly to their patients, and to administer and bill those patients directly, generating a revenue stream for our customers.

By its nature, heart disease is chronic. Our devices and Biosphere are "sticky," which is to say once a patient and physician experience their ease of use, and the sophisticated data analytics we provide from our cloud-based eco-system, using additional Biotricity solutions allows seamless integration with their and their physician's existing Biosphere applications and account – not unlike the Apple always-synched cloud-based ecosystem for its various devices such as phones, tablets, MacBooks, watches and App Store.

WE ARE COMMERCIALIZING POWERFULLY ADVANCED, NEW CARDIAC DEVICES, APPS AND SOFTWARE PROGRAMS TO PROVIDE A COMPLETE CARDIAC SOLUTION



Biotricity Growth Strategy to Reach Critical Mass

Our growth strategy is simple. We are commercializing powerfully advanced, new cardiac devices, apps and software programs to provide a complete cardiac solution portfolio that exponentially increases our total addressable markets and opportunity. Producing more devices that fulfil the complete cardiac solution enables our sales teams to offer more value-added products to our installed customer base leveraging our sales and distribution systems while increasing the lifetime value of our patient and physician customers.

203 Redwood Shores Pkwy, Ste 600 | Redwood City, CA 94065 | USA
1.800.590.4155 | investors@biotricity.com | www.biotricity.com

As we commercialize the key devices and software programs comprising our complete cardiac solution, I believe we will reach a critical mass in the next 12 to 18 months in which every patient, every customer, spanning wellness to severe heart disease, will receive excellent value from an entire spectrum of services that will accommodate them throughout their cardiac journey and life.

Our market is best established by our cardiac device salespeople, all of whom have solid experience selling newly introduced cardiac devices. We currently are selling our devices into 23 states, and we will continue adding expert salespeople for enhanced geographic coverage and penetration.

We are evolving our business more toward chronic disease management, behavioral health analysis and lifestyle management, which is where much of medicine is evolving to better manage chronic disease with lower costs and improved patient outcomes. Livongo is a good peer company for us in this regard; it specializes in helping patients and their physicians manage diabetes.

I am confident we are only in the second inning of our long-term mission to capture market share and become the leading producer of state-of-the-art mobile, diagnostic cardiac telemetry and other cardiac health and wellness devices in a multi-billion-dollar and rapidly growing marketplace.

Biotricity Recent Milestones

143%
Q1 FY2022
YoY GROWTH

Biotricity achieved several important milestones this past summer which position us for accelerating growth ahead. We have:

- **Uplisted to Nasdaq** which boosts our suitability for a dramatically larger universe of potential investors worldwide
- Unveiled our personal medical device kit, **Biokit**, for integration into our Biotricity ecosystem
- Unveiled, **Bioheart,** a first-of-its kind continuous heart rhythm recorder and personal heart and lifestyle solution
- Reported record quarterly revenue of $1.81 million for our second quarter of FY2022 ended September 30, up 143% year over year – **our tenth consecutive quarter of triple-digit YoY growth**
- Posted a **62% gross margin** for the September 30 quarter
- Announced the release of **Biocare Cardiac** – a personal, cardiac health application for individuals diagnosed with, or at risk for, cardiovascular disease and designed to be used with the **Samsung Galaxy Watch4** series
- We closed our quarter ended September 30, 2021 with the **strongest balance sheet in our history**, supporting continued growth and execution of our business plan.

As our Bioflux mobile cardiac telemetry (MCT) device continues to gain sales traction, we have several other innovative new solutions launching in the weeks and months ahead. We have designed our product portfolio methodically, where each solution is complementary to and synergistic with our core offering, enhancing the Bioflux solution. The completion of our portfolio will fulfil our cardiac ecosystem creating a robust, turnkey virtual cardiac clinic – our brand promise – all of which reinforces the Biotricity brand and strengthens our market position with patients, cardiologists, clinics and hospitals.

203 Redwood Shores Pkwy, Ste 600 | Redwood City, CA 94065 | USA
1.800.590.4155 | investors@biotricity.com | www.biotricity.com

Our premise is simple: With our advanced remote cardiac monitoring technology, cardiac patients can have their advanced diagnostics run safely from home and need to go to the cardiologist's office or hospital only for therapeutic or procedural treatments.

We are taking telemedicine to an entirely new, next-generation level of cost-effectiveness and patient care to disrupt the cardiac care landscape for lower costs and improved patient outcomes. Until now, telemedicine has been restricted to primary care and basic visits, lacking the tools to provide specialty care. We are about to change this by combining our diagnostic technology with telemedicine and launching the first specialty-focused telemedicine for the cardiac market.

I AM FULLY CONFIDENT AND EXCITED THAT 2022 WILL PROVE TO BE OUR HISTORICALLY PIVOTAL BREAKOUT YEAR


2022

2022: Biotricity Goals

Looking ahead, for the next year, we plan to:

- Introduce new state-of-the-art cardiac monitoring solutions and software services to round out our complete cardiac solution – making Biotricity the go-to turnkey solution for all cardiac health diagnostic and disease management needs.
- Continue adding seasoned salespeople, to double our sales staff by year end 2022.
- Reinforce our Board of Directors and management team selectively, as our company grows.
- Communicate proactively with our shareholders. I see the pace of our progress increasing and we will keep our shareholders well informed.
- Continue investing in R&D. Technologically, we have a strong leadership position today which I plan to increase further over time.

Given our command of the cardiac marketplace dynamics, and our capital-efficient scalable business model and technological leadership – I am fully confident and excited that 2022 will prove to be our historically pivotal breakout year. I appreciate your confidence and support.

Sincerely,

Waqaas Al Siddiq
Chief Executive Officer

Important Cautions Regarding Forward-Looking Statements

Any statements contained in this letter that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "should," "would," "will," "could," "scheduled," "expect," "anticipate," "estimate," "believe," "intend," "seek," or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of Bioflux or any of the Company's other proposed products or services, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance, (iv) the regulatory regime in which the Company operates or intends to operate and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of its products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this letter.